Exhibit 10.3

THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of April 20, 2020 (the "Effective Date"), by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, LSB INDUSTRIES, INC., a Delaware corporation ("Parent"), certain Subsidiaries of Parent designated on the signature pages hereto as borrowers (together with Parent, such Subsidiaries are collectively referred as the "Borrowers") and certain Subsidiaries of Parent designated on the signature pages hereto as guarantors (such Subsidiaries are collectively referred to as the "Guarantors" and together with the Borrowers, such Guarantors are collectively referred to as the "Loan Parties").

WHEREAS, the Borrowers, Agent, and the Lenders are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of January 17, 2017 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers have requested that the Lenders agree to amend the Credit Agreement in certain respects as set forth herein, and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.Amendments to Credit Agreement. In reliance upon the representations and warranties of the Borrowers set forth in Section 6 below, and subject to the satisfaction of the conditions set forth in Section 5 below, the Credit Agreement is hereby amended, which amendments shall first take effect as of the date the conditions set forth in Section 5 below are satisfied, as follows:

(a)The definitions of each of the terms "Consolidated Net Interest Expense," "Fixed Charge Coverage Ratio," and "Maximum Revolver Amount," set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

"Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person other than a Subsidiary of Parent, less the sum of interest income and non-cash accretion expense and non-cash amortization of debt origination cost for such period, each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries; provided that in no event shall Consolidated Net Interest Expense include any interest expense attributable to any CARES Debt other than CARES Unforgiven Debt.

"Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) the sum of (A) all principal of Indebtedness of Parent and its Subsidiaries scheduled to be paid during such period (not including (w) the final scheduled payment of the Obligations at the Maturity Date, (x) the LSB Notes at the final maturity date applicable thereto, (y) principal payments on CARES Debt other than CARES Unforgiven Debt, or (z) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business not in excess of the amount of such premiums to the extent that such amounts are expensed and therefor reduce EBITDA), plus (B) Consolidated Net Interest Expense of Parent and its Subsidiaries for such period, plus (C) all amounts required to be paid by Parent and its Subsidiaries on Capitalized Lease Obligations having a scheduled due date during such period (this clause (ii), "Fixed Charges").

"Maximum Revolver Amount" means $65,000,000.

(b)Section 1.1 of the Credit Agreement is hereby further amended to add definitions of the terms "CARES Act Permitted Purposes," "CARES Act – Title I," "CARES Debt," "CARES Forgiveness Date", "CARES Unforgiven Debt," "Small Business Administration" and "Third Amendment Date," thereto, in appropriate alphabetical order, as follows:

"CARES Act Permitted Purposes" means, with respect to the use of proceeds of any CARES Debt, the purposes set forth in Section 1106(b) of the CARES Act – Title I and otherwise in compliance with all other provisions or requirements of the CARES Act – Title I applicable in order for the entire amount of the CARES Debt to be eligible for forgiveness.

"CARES Act - Title I" means Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

"CARES Debt" has the meaning set forth in Section 7.1(e).

"CARES Forgiveness Date" means five (5) Business Days after the date that the Borrowers obtain a final determination by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Agent) regarding the amount of CARES Debt, if any, that will be forgiven pursuant to the provisions of the CARES Act - Title I.

"CARES Unforgiven Debt" means that amount of the CARES Debt that (x) has been determined by the lender of the CARES Debt (or the Small Business Administration) to be ineligible for forgiveness pursuant to the provisions of the

CARES Act - Title I; provided that if such determination has not been made on or before the date that is twelve (12) months after the date of incurrence of the CARES Debt (or such longer period as may be approved in writing by Agent), all such CARES Debt shall be deemed "CARES Unforgiven Debt" until such time as a final determination is made by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) or (y) is not included in any application for such forgiveness submitted in accordance with the CARES Act - Title I within the time period specified in Section 6.18(b).

"Small Business Administration" means the U.S. Small Business Administration.

"Third Amendment Date" means April 20, 2020.

(c)Section 2.1 of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety as follows:

(i)	Increase in Revolver Commitments.
(i)

At the option of the Borrowers (but subject to the conditions set forth in clause (ii) below), the Total Commitments and the Maximum Revolver Amount may each be increased by an aggregate amount after the Third Amendment Date not to exceed $10,000,000, less the aggregate principal amount of the CARES Unforgiven Debt outstanding at such time (each such increase, an "Increase").  The Agent shall invite each Lender to increase its Pro Rata Share of the Total Commitments (it being understood that no Lender shall be obligated to increase its Pro Rata Share of its Revolver Commitment) in connection with a proposed Increase, and if sufficient Lenders do not agree to increase their Pro Rata Share of the Total Commitments in connection with such proposed Increase, then the Agent or the Borrowers may invite any prospective lender who is reasonably satisfactory to the Agent and the Borrowers to become a Lender in connection with a proposed Increase.  Any Increase shall be in a principal amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof.  The Total Commitments and the Maximum Revolver Amount may be increased pursuant to this Section 2.1(i) after the Third Amendment Date on no more than 2 occasions.

(ii)	Each of the following shall be conditions precedent to any Increase of the Total Commitments and the Maximum Revolver Amount:
(A)

the Agent or the Borrowers shall have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to the Agent and the Borrowers to provide such Increase and such lenders, each Borrower and the Agent have signed an amendment/joinder agreement to this Agreement, in form and substance reasonably satisfactory to the Agent, to which such lenders, the Borrowers, and the Agent are party,

(B)	no Default shall have occurred and be continuing or would result from the borrowings to be made on the effective date of such Increase,

(C)

the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Increase, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

(D)

the Borrower shall deliver or cause to be delivered officer's certificates and legal opinions of the type delivered on the Restatement Effective Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Agent.

(iii)	The terms and conditions of Advances made pursuant to new Revolver Commitments shall be identical to terms and conditions the Advances, unless otherwise agreed in writing by the Required Lenders.

(d)Section 6 of the Credit Agreement is hereby amended by adding the following Sections 5.23 at the end thereof as follows:

5.23	CARES Debt. All applications, documents and other information submitted to any Governmental Authority with respect to the CARES Debt shall be true and correct in all material respects.

(e)Section 6 of the Credit Agreement is hereby amended by adding the following Sections 6.18 at the end thereof as follows:

6.18	CARES Debt.
(a)

The Loan Parties shall provide to Agent (i) a copy of their application for CARES Debt promptly (and in any event within three (3) Business Days) upon submission thereof and (ii) copies of the definitive loan documentation for CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof by the parties.

(b)

The Loan Parties shall timely submit all applications and required documentation necessary or desirable for the lender of the CARES Debt and/or the Small Business Administration to make a determination regarding the amount of the CARES Debt that is eligible to be forgiven.

(c)

The Loan Parties shall provide to Agent copies of any amendments, modifications, waivers, supplements or consents executed and delivered with respect to CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Loan Party with respect to the CARES Debt.

(d)	[Reserved].
(e)	The Loan Parties shall apply the proceeds of the CARES Debt for CARES Act Permitted Purposes before using any other cash on hand to pay expenses that are CARES Act Permitted Purposes. The Loan Parties shall cause the proceeds of the CARES Debt to be deposited in a Deposit Account that is not subject to the cash dominion of Agent.
(f)

On or prior to the CARES Forgiveness Date, the Loan Parties shall deliver to Agent a written notice of the CARES Debt that will be forgiven pursuant to the provisions of the CARES Act - Title I, together with supporting documentation in respect thereof.

(f)Section 7.1 of the Credit Agreement is hereby amended by amending and restating clause (e) thereof in its entirety as follows:

(e)

unsecured Indebtedness advanced in an aggregate amount not to exceed $10,000,000 by (i) any Governmental Authority (including the Small Business Administration) or any other Person  acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this clause (e), pursuant to the CARES Act - Title I (such unsecured Indebtedness, "CARES Debt"); provided that, unless otherwise approved by Agent (such approval not to be unreasonably withheld, conditioned and delayed, and which shall be granted to the extent in accordance with any amendments or modifications of the CARES Act or any acts of any Governmental Authority in connection therewith), CARES Debt shall (1) have a maturity date not less than two (2) years after the date of incurrence of the CARES Debt and (2) bear interest at a non-default rate not greater than one percent (1%) per annum (subject to any provisions of such CARES Act Debt that expressly permit any Governmental Authority to modify such rate in accordance with the CARES Act);

(g)Section 7.8 of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof as follows:

For the avoidance of doubt, nothing in this Section 7.8 shall restrict or prohibit the forgiveness of any CARES Debt or the payment thereof (to the extent unable to be forgiven) in accordance with its terms.

(h)Section 12 of the Credit Agreement is hereby amended to amend and restate in their entirety the notice addresses for Administrative Borrower as set forth below:

If to Administrative Borrower:	LSB INDUSTRIES, INC. 3503 NW 63rd Street, Suite 500 Oklahoma City, Oklahoma 73116 Attn:Cheryl Maguire Kristy Carver Fax No. (405) 235-5067

with copies to:	LSB INDUSTRIES, INC. 3503 NW 63rd Street, Suite 500 Oklahoma City, Oklahoma 73116 Attn:Michael J. Foster, Esq. Fax No. (405) 235-5067
with a copy (not constituting notice) to:	ROPES & GRAY LLP 1211 Avenue of the Americas New York, New York 10036 Attn:Leonard Klingbaum Andrea Hwang Fax No. (646) 728-2694 (646) 728-2695

3.Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

5.Conditions to Effectiveness. This Amendment shall become effective, and the amendments to the Credit Agreement set forth in Section 2 above shall become operative, as of the date hereof upon Agent's receipt of a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties.

6.Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and the Lenders that:

(a)after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)no Default or Event of Default has occurred and is continuing or will exist after this Amendment becomes effective; and

(c)this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

7.Miscellaneous.

(a)Expenses. The Borrowers jointly and severally agree to pay, promptly after demand therefor is made by Agent, all reasonable and documented out-of-pocket costs and expenses of Agent (including reasonable attorneys' fees of a single firm of counsel to Agent) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 13 of the Credit Agreement are expressly incorporated herein by reference.

(c)Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

LSB INDUSTRIES, INC.
CHEMEX I CORP.
CHEROKEE NITROGEN LLC
EDC AG PRODUCTS COMPANY L.L.C.
EL DORADO AMMONIA L.L.C.
EL DORADO CHEMICAL COMPANY
EL DORADO NITROGEN, L.L.C.
LSB CHEMICAL L.L.C.
PRYOR CHEMICAL COMPANY
TRISON CONSTRUCTION, INC.

By:/s/ K Carver
Name:Kristy Carver

Title:Senior Vice President, Treasurer and Assistant Secretary

Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement

AGENT AND LENDERS: WELLS FARGO CAPITAL FINANCE, LLC, as Agent By:/s/ Mark Bradford Name:Mark A. Bradford
Title:Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By:/s/ Mark Bradford Name:Mark A. Bradford Title:Senior Vice President

Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement